[Letterhead of Dorsey & Whitney LLP]

Exhibit 5.1

October 13, 2015

AntriaBio, Inc.

890 Santa Cruz Avenue

Menlo Park, CA 94025

Re:	Registration Statement on Form S-1 (File No. 333--196093)

Ladies and Gentlemen:

We have acted as counsel to AntriaBio, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 2 to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to 14,958,633 shares of common stock, par value $0.001 per share, of the Company, consisting of: (1) 2,186,847 shares of common stock of the Company (the “Bridge Conversion Shares”) issued to the selling stockholders pursuant to the conversion of the Company’s 8% convertible promissory notes issued in connection with the Company’s private placement offering in January 15, 2014 (the “Bridge Financing”); (2) 225,259 shares of common stock of the Company (the “Bridge Warrant Shares”) issuable upon the exercise of outstanding warrants issued to the selling stockholders in connection with the Bridge Financing; (3) 5,725,325 shares of common stock of the Company (the “Unit Shares”) issued to the selling stockholders in connection with the Company’s brokered private placement offering of units in April, 2014 (the “Unit Financing”); (4) 5,725,325 shares of common stock of the Company (the “Unit Warrant Shares”) issuable upon the exercise of outstanding warrants issued to the selling stockholders in the Unit Financing; (5) 562,346 shares of common stock of the Company (the “Bridge Incentive Warrant Shares”) issuable upon the exercise of outstanding warrants issued to certain selling stockholders that invested in both the Bridge Financing and the Unit Financing; (6) 290,861 shares of common stock of the Company (the “Compensation Warrant Shares”) issuable upon the exercise of outstanding warrants issued to certain selling stockholders as compensation for acting as agent in the Bridge Financing and the Unit Financing; (7) 142,120 shares of common stock of the Company (the “2013 Bridge Conversion Shares”) issued to certain selling stockholders pursuant to the conversion of the Company’s 8% convertible promissory note issued in connection with the Company’s non-brokered private placement offering on January 5, 2013 (the “2013 Bridge Financing”); and (8) 100,550 shares of common stock of the Company (the “2013 Bridge Conversion Warrant Shares”) issued to certain selling stockholders upon the cashless exercise of outstanding warrants issued to the selling stockholders in connection with the 2013 Bridge Financing. The Bridge Conversion Shares, the Bridge Warrant Shares, the Unit Shares, the Unit Warrant Shares, the Bridge Incentive Warrant Shares, the Compensation Warrant Shares, the 2013 Bridge Conversion Shares and the 2013 Bridge Conversion Warrant Shares are collectively referred to herein as the “Shares”.

We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that the Shares will be sold as described in the Registration Statement

AntriaBio, Inc.

October 13, 2015

Based on the foregoing, we are of the opinion that (i) the Bridge Conversion Shares, the Unit Shares, the 2013 Bridge Conversion Shares and the 2013 Bridge Conversion Warrant Shares have been validly issued and are fully paid and non-assessable and (ii) the Bridge Warrant Shares, the Unit Warrant Shares, the Bridge Incentive Warrant Shares and the Compensation Warrant Shares issuable upon the exercise of the common stock purchase warrants, upon issuance, delivery and payment therefor in accordance with the terms of the common stock purchase warrants, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Dorsey & Whitney LLP

MLW/JKB